HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                    341 MAIN STREET SALINAS, CA 93901
                        (831) 759-1694 FAX (831) 759-1699

                                 February 28, 2000

                         CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Trading Solutions.Com, Inc., I hereby consent to the incorporation by reference in this Form SB-2 Statement and any amendments thereto of my report, relating to the financial statements and financial statements and financial schedules of Trading Solutions.Com, Inc. for the period from date of inception to December 31, 1999 included on Form SB-2 and amendments. The report is dated February 28, 2000.

                                                          /s/ Hawkins Accounting
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